Exhibit 99.1

FOR IMMEDIATE RELEASE

MARPAI hires dallas scrip as chief operating officer

Marpai Bolsters Leadership Team to Drive Profitable High-Growth Strategy with Key Executive Appointment

Tampa, May 13, 2025, Marpai, Inc. (“Marpai” or the “Company”) (OTCQX: MRAI), a leader in innovative healthcare technology and Third-Party Administration (TPA) services, today announced a significant addition to its leadership team with the appointment of Dallas Scrip as Chief Operating Officer (COO) and President of MarpaiRx. This strategic hire underscores Marpai's commitment to accelerating profitable growth and enhancing operational excellence within the dynamic healthcare landscape.

Prior to joining Marpai, Mr. Scrip demonstrated significant success in startup, early-stage, and growth situations, scaling private equity and venture capital-owned companies. His expertise spans servicing healthcare consumers, employers, providers, and payor markets, with a strong foundation in sales and business development. Scrip is known for his process-oriented approach, identifying market needs, and strategically transforming companies through organic growth initiatives.

"We believe that the addition of Dallas to our leadership team is a pivotal step in Marpai's journey towards sustainable and profitable high growth," stated Damien Lamendola, Chief Executive Officer of Marpai Inc. "His extensive experience and proven ability to deliver results in complex healthcare environments will be invaluable as we continue to scale our operations and enhance our service offerings. Dallas' deep understanding of the TPA landscape and his commitment to building high-performance teams align perfectly with Marpai's vision for the future."

About Marpai, Inc.

Marpai, Inc. (OTCQX: MRAI) is a technology platform company which operates subsidiaries that provide TPA and value-oriented health plan services to employers that directly pay for employee health benefits. Primarily competing in the $150 billion TPA sector serving self-funded employer health plans representing over $1.5 trillion in annual claims. Through its Marpai Saves initiative, the Company works to deliver the healthiest member population for the health plan budget. Operating nationwide, Marpai offers access to leading provider networks including Aetna and Cigna and all TPA services. For more information, visit www.marpaihealth.com , the content of which is not incorporated by reference into this press release. Investors are invited to visit https://ir.marpaihealth.com.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," “guidance,” "may," "can," "could", "will", "potential", "should," "goal" and variations of these words or similar expressions. For example, the Company is using forward-looking statements when it discusses its belief that the addition of Mr. Scrip to its leadership team is a pivotal step in Marpai's journey towards sustainable and profitable high growth. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect Marpai's current expectations and speak only as of the date of this release. Actual results may differ materially from Marpai's current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business. Except as required by law, Marpai does not undertake any responsibility to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

More detailed information about Marpai and the risk factors that may affect the realization of forward-looking statements is set forth in Marpai's filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov.

Investor Relations contact :
Steve Johnson

steve.johnson@marpaihealth.com

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